SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 26, 2002

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(201) 236-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

                On June 28, 2002, Hudson United Bancorp, a New Jersey corporation (“HUB”), issued a press release announcing that as of the close of business on June 26, 2002, in a purchase and assumption transaction with the FDIC, as receiver, Hudson United Bank assumed the insured deposits of Connecticut Bank of Commerce and acquired $30.6 million of the failed bank's consumer loans and its five branch offices. Hudson United Bank has the right for 30 days to put back to the FDIC the consumer assets which it acquired. A copy of the Company’s press release is attached to this Form 8-K as an Exhibit and is incorporated herein by reference.

Item 7.  Exhibits.

99.1	Press Release dated June 28, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2002	HUDSON UNITED BANCORP By: D. LYNN VAN BORKULO-NUZZO ———————————————————— Name: D. Lynn Van Borkulo-Nuzzo, Esq. Title: Executive Vice President and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release dated June 28, 2002